Exhibit 10.3

AMENDMENT NO. 1 to

STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 to STOCK PURCHASE AGREEMENT made as of May 9, 2007 (the “Agreement”), among SK3 Group, Inc. (formerly CTT International Distributors Inc.), a corporation existing under the laws of Delaware, Reliablecom Inc., a corporation existing under the laws of Delaware, Sohel Distributors Inc., a corporation existing under the laws of New York (“SDI”), and the shareholder of SDI.

1.

Section 2.1 of the Agreement is hereby amended to read in its entirety as follows:

 Amount of Purchase Price.

The purchase price for the Shares shall be: (i) the issuance to the Seller of Eighty Five Thousand (85,000) shares of series A convertible preferred stock, $.001 par value per share of Parent (the “Parent Preferred Stock”); and (ii) an earn-out of additional compensation calculated as set forth herein (the “Purchase Price”).  Certificates representing the Parent Preferred Stock shall be registered in the name of the Seller and delivered to the Seller upon the Closing.

For a period of three years from the Closing date, within fifty (50) days after the end of each of the Company’s first three fiscal quarters, the Company’s Chief Financial Officer shall prepare quarterly financial statements in accordance with generally accepted accounting principals (“GAAP”).  Such financial statement shall include a calculation of the Company’s net profit for quarter in accordance with GAAP and after deduction for accounts receivable which have been outstanding for more than 45 days (“Quarterly Net Profit”).  The Seller shall be paid an amount, if any, by which 50% of the Quarterly Net Profit exceeds $37,500 (each, a “Quarterly Payout”).  Within one hundred five (105) days after the end of the Company’s fourth fiscal quarter, the Company shall prepare an annual financial statement in accordance with GAAP. Such financial statement shall include a calculation of the Company’s net profit for year in accordance with GAAP and after deduction for accounts receivable which have been outstanding for more than 45 days (“Annual Net Profit”).  The Seller shall be paid an amount, if any, by which 50% of the Annual Net Profit exceeds $150,000, plus all Quarterly Payouts for such fiscal year.  In the event the Company does not have a net profit based on the Quarterly Net Profits and Annual Net Profit, the aggregate loss for such period shall be carried forward to the following fiscal year.  All payments shall be made within fifteen (15) days of delivery of the quarterly financial statements and profit calculation to the Seller.  The Seller shall not be entitled to any payments for periods ending more than three years after the Closing Date.

As part of the Purchase Price, the Company agrees to pay to the Seller all sums received from the United States Federal Government on account of Federal Excise Tax overpayments made by the Company prior to the Closing Date (the “FET Overpayments”) provided that:

(a)

all costs incurred by the Company in collecting the FET Overpayments (“Collection Costs”) shall be deducted from the amount paid to the Seller under this Section, prior to any such payments being made;

(b)

in the event that the Company does not collect any monies on account of FET Overpayments in the three year period following the Closing Date, the Seller and Patel shall reimburse the Company for all Collection Costs incurred by the Company;

(c)

the Seller and Patel shall, as far as reasonably possible, use outside contractors to assist them in collecting the FET Overpayments with a goal of eliminating the impact of collecting the FET Overpayments on the business and affairs of the Company; and

(d)

collecting the FET Overpayments will not have a significant negative impact on the business and affairs of the Company nor will collecting the FET Overpayments result in either Seller or Patel breaching the terms and conditions of their respective employment agreements with the Company.

2.

Section 3.2(a) of the Agreement is hereby amended to read in its entirety as follows:

(a)

At the election of the Seller or the Purchaser on or after July 31, 2007, if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in default of any of its obligations hereunder;

All other terms and conditions of the Agreement remain in full force and effect and this agreement shall be governed by all other terms contained therein.

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IN WITNESS WHEREOF the parties have executed this agreement effective as of June 26, 2007.

SK3 GROUP, INC.

By:

/s/ SAJID KAPADIA

Name:  Sajid Kapadia

Title:    President

RELIABLECOM  INC.

By:

/s/ SAJID KAPADIA

Name:  Sajid Kapadia

Title:    President

SOHEL DISTRIBUTORS INC.

By:

/s/ SOHEL KAPADIA

Sohel Kapadia

President

SELLER:

/s/ SOHEL KAPADIA

Sohel Kapadia

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